UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-31909 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Section 5 — Corporate Governance
Item 5.07 Submission of Matters to a Vote of Security Holders
     On April 28, 2010, Aspen Insurance Holdings Limited held its annual general meeting. Proxies were solicited by our management in connection with our 2010 Annual General Meeting. The voting results are set out below and there were no broker non-votes.
     (1) Proposal Regarding the re-election of Messrs. Ian Cormack, Matthew Botein and Richard Bucknall and the election of Mr. Peter O’Flinn as Class III directors of the Company until 2013.

		Votes
Nominee	Votes For	Withheld
Ian Cormack	67,607,421	467,632
Matthew Botein	67,601,026	474,027
Richard Bucknall	67,953,825	121,228
Peter O’Flinn	65,690,252	2,384,801
     (2) Proposal Regarding the Appointment of the Company’s Independent Registered Public Accounting Firm.
     At the 2010 Annual General Meeting, the Shareholders voted to approve the appointment of KPMG Audit Plc (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and have authorized the Company’s Board of Directors through the Audit Committee to set their remuneration.

		Votes	Votes
	Votes For	Against	Abstained
KPMG	67,234,193	829,256	11,604

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: April 30, 2010	By:	/s/ Richard Houghton
		Name:	Richard Houghton
		Title:	Chief Financial Officer

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